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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549




                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): March 9, 2001



                       COMPUTER LEARNING CENTERS, INC.
                       -------------------------------
            (Exact name of registrant as specified in its charter)


            DELAWARE                         0-26040                      36-3501869
  (State or Other Jurisdiction             (Commission                 (I.R.S. Employer
       of Incorporation)                  File Number)                Identification No.)


                            10021 BALLS FORD ROAD
                                  SUITE 200
                           MANASSAS, VIRGINIA 20109
                   (Address of principal executive offices)


                                (703) 367-7000
             (Registrant's telephone number, including area code)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

        On March 9, 2001, Computer Learning Centers, Inc. (the "Company") completed the sale of substantially all of the assets of the company related to its operations in Norcross, Georgia and Las Vegas, Nevada. The assets were sold to Lincoln Technical Institute, Inc. for a purchase price of $3,000,000 in cash. The sale was approved by the US Bankruptcy Court in Alexandria, Virginia on March 7, 2001. The Company issued a press release relating to this sale on March 9, 2001. A copy of the press release is attached hereto as
Exhibit 99.1.

        The Company has completed the sale of all of the remaining Company schools and other assets for a purchase price in excess of $23,000,000 in cash from 12 separate buyers. The sales took place through a sealed bid process conducted by Tranzon Fox, a nationwide auction company, and involved sales of assets of particular locations as going concerns, turn-key transactions, or purchases of particular items of personal property. The sales included a sale of $16,000,000 to Lincoln Technical Institute, Inc. which purchased several locations as going concerns. All sales were approved by the US Bankruptcy Court in Alexandria, Virginia. The Company issued a press release relating to these sales on April 16, 2001. A copy of the press release is attached hereto as Exhibit 99.2.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

        As previously reported in a Form 8-K filed with the Commission on February 8, 2001, the Company filed for bankruptcy under Chapter 7 of the United States Bankruptcy Code on January 25, 2001. Since that date, the Company has been proceeding with the orderly collection and liquidation of its assets, subject to the supervision of the Bankruptcy Court. Because of the amount of debt outstanding, it is unlikely that any proceeds will remain for distribution to the Company's common stockholders upon the conclusion of its liquidation.

ITEM 7.  EXHIBITS.

        Exhibit 99.1 Press Release, dated March 9, 2001.

        Exhibit 99.2 Press Release, dated April 16, 2001.



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                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   H. Jason Gold, as Chapter 7 Trustee for the
                                   Estate of Computer Learning Centers, Inc.


Date:  April 26, 2001              /s/ H. Jason Gold
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